UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

DTE ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Michigan	38-3217752

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 2nd Avenue Detroit, Michigan	48226-1279

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:

333-74338

Securities to be Registered Pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

EQUITY SECURITY UNITS (each unit consists of a purchase contract and a senior note due 2007)	NEW YORK STOCK EXCHANGE, INC.

Securities to be Registered Pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-3 Form of Supplemental Indenture and Note
EX-5 Form of Purchase Contract and Equity Security
EX-7 Form of Pledge Agreement

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Equity Security Units (the “Units”) of DTE Energy Company (the “Registrant”), the class of securities to be registered hereunder, is incorporated herein by reference to the description included under the captions “Description of the Equity Security Units” and “Description of the Senior Notes” in the Prospectus Supplement, dated June 19, 2002, to the Prospectus included as a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-74338), filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2001. For purposes of such description, any prospectus supplement filed pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, that purports to describe the Units shall be deemed to be incorporated by reference.

ITEM 2. EXHIBITS.

The documents listed below are filed as exhibits to this Registration Statement:

1.	Registration Statement on Form S-3 (Registration No. 333-74338), filed with the SEC on November 30, 2001, is incorporated herein by reference.

2.	Amended and Restated Indenture between the Registrant and The Bank of New York, as Trustee (the “Trustee”), dated as of April 9, 2001 (incorporated herein by reference to Exhibit 4.1 to DTE Energy Company’s registration statement on Form S-3 (File No. 333-58834)).

3.	Form of Supplemental Indenture between the Registrant and the Trustee.

4.	Form of Note (included in Exhibit 3).

5.	Form of Purchase Contract Agreement between the Registrant and The Bank of New York, as Purchase Contract Agent.

6.	Form of Equity Security Units Certificate (included in Exhibit 5).

7.	Form of Pledge Agreement among the Registrant, The Bank of New York, as Collateral Agent, and The Bank of New York, as Purchase Contract Agent.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 19, 2002

DTE Energy Company

By: /s/ Susan E. Riske

Name: Susan E. Riske
Title: Assistant Corporate Secretary

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EXHIBIT INDEX

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.

1.	Registration Statement on Form S-3 (Registration No. 333-74338), filed with the Securities and Exchange Commission (“SEC”) on November 30, 2001, is incorporated herein by reference.

2.	Amended and Restated Indenture between the Registrant and The Bank of New York, as Trustee (the “Trustee”), dated as of April 9, 2001 (incorporated herein by reference to Exhibit 4.1 to DTE Energy Company’s registration statement on Form S-3 (File No. 333-58834)).

3.	Form of Supplemental Indenture between the Registrant and the Trustee.

4.	Form of Note (included in Exhibit 3).

5.	Form of Purchase Contract Agreement between the Registrant and The Bank of New York, as Purchase Contract Agent.

6.	Form of Equity Security Units Certificate (included in Exhibit 5).

7.	Form of Pledge Agreement among the Registrant, The Bank of New York, as Collateral Agent, and The Bank of New York, as Purchase Contract Agent.

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